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                                                       Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Franklin Resources, Inc. on Form S-8 of our report dated December 3, l993, on our audits of the consolidated financial statements and financial statement schedules of Franklin Resources, Inc. as of September 30, 1993 and 1992, and for the years ended September 30, l993, l992 and l991.


     San Francisco, California
     April 28, 1994
                                                  COOPERS & LYBRAND